UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 3, 2016 (August 2, 2016)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

FIRST INDUSTRIAL, L.P.

(Exact name of registrant as specified in its charter)

First Industrial Realty Trust, Inc.:

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Industrial, L.P.:

Delaware	333-21873	36-3924586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2016, First Industrial Realty Trust, Inc. (the “Company”) issued a press release announcing the appointment of Peter E. Baccile as the Company’s President, effective September 29, 2016. Mr. Baccile will also succeed Bruce W. Duncan as the Company’s Chief Executive Officer on December 1, 2016 (or such earlier date as Mr. Baccile and the Company’s board of directors mutually agree). Mr. Duncan, who previously announced his intention to resign as President and Chief Executive Officer by December 31, 2016, will continue to serve as the Chairman of the Company’s board of directors. Mr. Baccile will be appointed to the Company’s board of directors, effective September 29, 2016.

Mr. Baccile, 54, brings more than 30 years of management, real estate, capital markets and overall financial expertise to First Industrial. He joins First Industrial from UBS Securities, LLC, where he has served as Joint Global Head of the Real Estate, Lodging and Leisure Group within the firm’s investment banking division since June 2012. Prior to that, Mr. Baccile served in a number of senior leadership roles during his 26-year tenure at J.P. Morgan. Most recently, he served as Vice Chairman of J.P. Morgan Securities Inc. He also served as Co-Head of the General Industries Investment Banking Coverage Group, which encompassed Real Estate, Lodging, Gaming, Diversified Industrials, Paper Packing and Building Products, and Transportation investment banking. Before that he served as Global Head of J.P. Morgan’s Real Estate, Lodging and Gaming Investment Banking Group for 10 years. During his career, Mr. Baccile has been responsible for key customer relationships and more than $250 billion of capital markets and strategic transactions.

In connection with his appointment, on August 2, 2016, Mr. Baccile entered into an Employment Agreement (the “Employment Agreement”) with the Company and its operating partnership, First Industrial L.P., a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Employment Agreement reflects the terms and conditions of Mr. Baccile’s employment.

The Employment Agreement has an initial term expiring on December 31, 2019, with up to two one-year extensions which will be automatically effective provided that neither Mr. Baccile nor the Company provides notice to the other at least six months prior to the expiration of the initial term or any subsequent renewal term of their respective intent not to renew. The Employment Agreement provides for a minimum annual base salary of $750,000. Under the Employment Agreement, Mr. Baccile is also eligible for annual cash performance bonuses under the Company’s incentive bonus plan, based on the satisfaction of performance goals established by the Company’s Compensation Committee in accordance with the terms of such plan, with a target annual cash bonus of 169% of Mr. Baccile’s annual base salary and a maximum annual cash bonus of 225% of his annual base salary. For the Company’s 2016 fiscal year, Mr. Baccile will receive a pro rata target annual bonus based on the number of days he was employed by the Company during the fiscal year. Mr. Baccile is also entitled to participate in all long-term cash and equity incentive plans generally available to the senior executives of the Company. Mr. Baccile has a target annual equity award of 150% of his base salary and a maximum annual equity award of 200% of his base salary (the “Annual Awards”). For the Annual Award anticipated to be granted in March 2017, Mr. Baccile will receive a pro rata target Annual Award based on the number of days he was employed by the Company during the 2016 fiscal year. Mr. Baccile is also entitled to participate in the same manner as other senior executives of the Company in any awards issued under the Company’s Long Term Incentive Program (the “LTIP Awards”), with his first such award anticipated to be granted in January 2017 with a target award of $190,000 and a maximum award of $475,000. The Annual Awards and LTIP Awards may receive continued or additional vesting in certain circumstances described in the Employment Agreement. Mr. Baccile will also be able to participate in all executive and employee benefit plans and programs of the Company.

Generally, under the Employment Agreement, if Mr. Baccile’s employment is terminated by the Company without cause and not due to disability or death, or by Mr. Baccile for good reason prior to a change in control of the Company, Mr. Baccile will be entitled, in addition to any accrued and unpaid base salary, annual bonus or expenses (the “Accrued Obligations”), to severance payments payable in accordance with the Company’s regular payroll schedule equal to (i) 200% of the sum of Mr. Baccile’s then-current annual base salary and Mr. Baccile’s target annual bonus for the year in which the termination occurs (250% if the termination occurs 4 months prior to or within 24 months following a change in control of the Company, which amount is payable in a single lump sum) and (ii) a prorated annual bonus for the year in which the termination occurs, based on actual performance. Termination events triggering severance payments will also entitle Mr. Baccile, his spouse and eligible dependents to the continuation of medical and dental benefits for two years following the date of such termination at active employee costs, and any other benefits that Mr. Baccile is eligible to receive under any of the Company’s plans, programs, policies or practices, through the date of termination (the “Other Benefits”). Mr. Baccile has agreed to a one-year covenant not to compete or solicit customers and a two-year covenant not to solicit Company employees after termination.

The Employment Agreement provides that if Mr. Baccile’s employment is terminated due to his death, by the Company due to his disability, or by Mr. Baccile other than for good reason, Mr. Baccile or his legal representatives will only be entitled to the Accrued Obligations and the Other Benefits. The Employment Agreement further provides that if Mr. Baccile’s employment is terminated by the Company for cause, Mr. Baccile will only be entitled to the Accrued Obligations and the Other Benefits, except that the Accrued Obligations would exclude any unpaid annual bonus for the year prior to the year in which the termination occurs.

The Employment Agreement was approved by the Company’s board of directors on August 2, 2016.

The foregoing summary description is not complete and is qualified in its entirety by, and should be read in conjunction with, the complete text of the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD Disclosure.

On August 2, 2016, the Company issued a press release with respect to the hiring of Mr. Baccile. A copy of the press release is attached and incorporated by reference as Exhibit 99.1.

The information furnished in this report under this Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01: Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Employment Agreement dated August 2, 2016 by and among First Industrial, L.P., First Industrial Realty Trust, Inc. and Peter E. Baccile

99.1	First Industrial Realty Trust, Inc. Press Release dated August 2, 2016 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

FIRST INDUSTRIAL, L.P.

By: First Industrial Realty Trust, Inc., its general partner

By:	/s/ Daniel J. Hemmer
Daniel J. Hemmer General Counsel

Date: August 3, 2016